Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Chemomab Therapeutics Ltd.:

We consent to the incorporation by reference in the registration statement on Form F-3 (No. 333-281750 and No. 333-275002) and registration statements on Form S-8 (No. 333-266868 and No. 333-259489) of our report dated April 4, 2025, with respect to the consolidated financial statements of Chemomab Therapeutics Ltd.

/s/ Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel

April 4, 2025